UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024

VERISK ANALYTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ	07310
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 469-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange where registered
Common Stock $.001 par value	VRSK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 1, 2024, Verisk Analytics, Inc. (the “Company”) announced the appointment of Gregory Hendrick to its Board of Directors effective immediately. As a result of the addition of Mr. Hendrick, the size of the Company’s Board of Directors will increase from ten to eleven members. Mr. Hendrick will stand for election at the 2024 annual shareholders meeting with all of the incumbent directors each to serve for a one-year term until the next annual shareholders meeting.

Mr. Hendrick, age 58, brings over 35 years of extensive insurance and reinsurance leadership and hands-on reinsurance underwriting experience. Since October 2020, Mr. Hendrick has served as CEO of Vantage Group, a Bermuda registered company that provides specialty insurance, reinsurance and insurance-linked securities products. From 2018 to 2020, Mr. Hendrick served as CEO of AXA XL, the P&C and specialty risk division of AXA. Mr. Hendrick was previously with numerous XL Group companies for 25 years serving in various roles, including Chief Executive of Reinsurance, Chief Executive of Insurance, Executive Vice President of Strategic Growth, President and Chief Underwriting Officer for XL Re Ltd. and Vice President of US Property Underwriting for XL Mid Ocean Reinsurance Ltd. He began his career at AIG and later served as a VP in reinsurance underwriting at Winterthur Re.

The Company’s Board of Directors has not yet made a determination on which committees of the Board Mr. Hendrick may serve on. There is no arrangement or understanding between Mr. Hendrick and any other person pursuant to which he was appointed to the Board. Mr. Hendrick is not a party to any related party transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. As an independent director, Mr. Hendrick will participate in the Company’s existing Director Compensation Plan, the terms of which are described in the Company’s Notice of Annual Meeting of Shareholders and Proxy Statement filed with the U.S. Securities and Exchange Commission on April 7, 2023.

A copy of the press release announcing the appointment of Mr. Hendrick to the Company’s Board of Directors is annexed as Exhibit 99.1. All information in the press release is furnished but not filed.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 1, 2024 announcing the appointment of Greg Hendrick to the Board of Directors of Verisk Analytics, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.

Date: April 1, 2024	By:	/s/ Kathy Card Beckles
		Name:	Kathy Card Beckles
		Title:	Executive Vice President and Chief Legal Officer